Exhibit 20.1


                         MONTHLY SERVICER'S CERTIFICATE
                              First USA Bank, N.A.
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                   For the August 11, 1999 Determination Date
                           For the 24th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

     1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

     2  First USA Bank, N.A. is Servicer under the Pooling and Servicing
        Agreement.

     3  The undersigned is a Servicing Officer.

     4 The date of this Certificate is August 11, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

     5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $118,555,015

        (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $11,887,883

        (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $106,667,132

     6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $885,312,307

     7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

     8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

        None.

     9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $170,624,287


    10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

 Monthly Servicer's Certificate
 Page 2 (all amounts in dollars except percentages)

    11  Monthly Period Trust Activity
   (a)  Trust Activity                                                       Total Trust
        ================================================                     ============
        Beginning Aggregate Principal Receivables                             868,833,795
        Beginning Excess Funding Account Balance                                        0
        Beginning Total Principal Balance                                     868,833,795
        Collections of Finance Charge Receivables                              11,887,883
        Discount Percentage                                                             0
        Discount Option Receivables Collections                                         0
        Net Recoveries                                                                  0
        Total Collections of Finance Charge Receivables                        11,887,883
        Total Collections of Principal Receivables                            106,667,132
        Net Default Amount                                                      3,214,589
        Minimum Aggregate Principal Receivables Balance                       700,000,000
        Ending Aggregate Principal Receivables                                870,624,287
        Ending Excess Funding Account Balance                                           0
        Ending Total Principal Balance                                        870,624,287

   (b)  Series Allocations                                                   Series 1997-1    Series 1998-1         All Series
        ================================================                     ==================================================
        Group Number                                                                    1                2
        Investor Interest                                                     300,000,000      400,000,000          700,000,000
        Adjusted Investor Interest                                            300,000,000      400,000,000          700,000,000
        Principal Funding Account Balance                                               0                0                    0
        Minimum Transferor Interest                                                                                  60,943,700

   (c)  Group I Allocations                                                   Series 1997-1    Total Group I
        ================================================                      ==============================
        Investor Finance Charge Collections                                     4,104,772        4,104,772

        Investor Monthly Interest                                               1,541,249        1,541,249
        Investor Monthly Fees (Servicing Fee)                                     375,000          375,000
        Investor Default Amounts                                                1,109,967        1,109,967
        Investor Additional Amounts                                                     0                0
        Total                                                                   3,026,216        3,026,216

        Reallocated Investor Finance Charge Collections                         4,104,772        4,104,772
        Available Excess                                                        1,078,556        1,078,556

    12  Series 1997-1 Certificates
                                                                             Series 1997-1       All Other         Transferor's
   (a)  Investor/Transferor Allocations                      Trust              Interest          Series            Interest
        ========================================================================================================================
        Beginning Investor/Transferor Amounts            868,833,795          300,000,000      400,000,000          168,833,795
        Beginning Adjusted Investor Interest             868,833,795          300,000,000      400,000,000
        Floating Investor Percentage                       100.00000%           34.529044%       46.038725%
        Fixed Investor Percentage                            0.00000%             0.00000%         0.00000%
        Collections of Finance Chg. Receivables           11,887,883            4,104,772        5,473,030
        Collections of Principal Receivables             106,667,132           36,831,140       49,108,187
        Net Default Amount                                 3,214,589            1,109,967        1,479,956

        Ending Investor/Transferor Amounts               870,624,287          300,000,000      400,000,000          170,624,287

 Monthly Servicer's Certificate
 Page 3 (all amounts in dollars except percentages)

                                                                                                 Collateral
   (b)  Monthly Period Funding Requirements                Class A              Class B           Interest             Total
        ========================================================================================================================
        Principal Funding Account                                  0                    0                0                    0
        Principal Funding Investment Proceeds                      0                    0                0                    0
        Withdrawal from Reserve Account                            0                    0                0                    0
        Available Reserve Account Amount                           0                    0                0                    0
        Required Reserve Account Amount                            0                    0                0                    0

        Coupon                                               6.15000%             6.35000%         5.78000%             6.16500%
        Floating Investor Percentage                        29.86762%             2.41703%         2.24439%            34.52904%
        Fixed Investor Percentage                                  0                    0                0                    0
        Investor Monthly Interest                          1,329,938              111,125          100,187            1,541,249
        Overdue Monthly Interest                                   0                    0                0                    0
        Additional Interest                                        0                    0                0                    0
                Total Interest Due                         1,329,938              111,125          100,187            1,541,249
        Investor Default Amounts                             960,121               77,698           72,148            1,109,967
        Investor Monthly Fees                                324,375               26,250           24,375              375,000
        Investor Additional Amounts                                0                    0                0                    0
                Total Due                                  2,614,434              215,073          196,710            3,026,216

                                                                                                 Collateral
   (c)  Certificates - Balances and Distributions          Class A              Class B           Interest             Total
        ========================================================================================================================
        Beginning Investor Interest                      259,500,000           21,000,000       19,500,000          300,000,000
        Monthly Principal-Prin. Funding Account                    0                    0                0                    0
        Principal Payments                                         0                    0                0                    0
        Interest Payments                                  1,329,938              111,125          100,187            1,541,249
        Total Payments                                     1,329,938              111,125          100,187            1,541,249
        Ending Investor Interest                         259,500,000           21,000,000       19,500,000          300,000,000

   (d)  Information regarding Payments in respect of the Class A Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.125000
        2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
        3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class A Additional Interest                                                       0
        5.  Amount of Payment in respect of Class A Principal                                                                 0

   (e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
        1.  Total amount of Class A Investor Charge-Offs                                                                      0
        2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
        3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
        4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
            principal amount                                                                                                  0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class A
            Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                            0

   (f)  Information regarding Payments in respect of the Class B Certificates
        (per $1,000 original certificate principal amount)
        1.  Total Payment                                                                                              5.291667
        2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
        3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
        4.  Amount of Payment in respect of Class B Additional Interest                                                       0
        5.  Amount of Payment in respect of Class B Principal                                                                 0

 Monthly Servicer's Certificate
 Page 4 (all amounts in dollars except percentages)

   (g)  Amount of reductions in Class B Investor Interest pursuant to clauses
        (c), (d) and (e) of the definition of Class B Investor Interest
        1.  Amount of reductions in Class B Investor Interest                                                                 0
        2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
            principal amount                                                                                                  0
        3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                     0
        4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
            $1,000 original certificate principal amount                                                                      0
        5.  The amount, if any, by which the outstanding Principal Balance of the Class B
            Certificates exceeds the Class B Investor Interest after giving effect to all
            transactions on such Distribution Date                                                                            0

   (h)  Information regarding Distribution in respect of the Collateral Interest
        1.  Total distribution                                                                                         5.137778
        2.  Amount of distribution in respect of Collateral Monthly Interest                                           5.137778
        3.  Amount of distribution in respect of Collateral Overdue Interest                                                  0
        4.  Amount of distribution in respect of Collateral Monthly Principal                                                 0

   (i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
        and (e) of the definition of Collateral Interest
        1.  Amount of reductions in Collateral Interest                                                                       0
        2.  Total amount reimbursed in respect of reductions of Collateral Interest                                           0

   (j)  Application of Reallocated Investor Finance Charge Collections
        1.  Class A Available Funds                                                                                   3,550,628

            a.  Class A Monthly Interest                                                                              1,329,938
            b.  Class A Overdue Monthly Interest                                                                              0
            c.  Class A Additional Interest                                                                                   0
            d.  Class A Servicing Fee                                                                                   324,375
            e.  Class A Investor Default Amount                                                                         960,121

            f.  Excess Spread                                                                                           936,194

        2.  Class B Available Funds                                                                                     287,334

            a.  Class B Monthly Interest                                                                                111,125
            b.  Class B Overdue Monthly Interest                                                                              0
            c.  Class B Additional Interest                                                                                   0
            d.  Class B Servicing Fee                                                                                    26,250
            e.  Excess Spread                                                                                           149,959

        3.  Collateral Holder Available Funds                                                                           266,810

            a.  Excess Spread                                                                                           266,810

        4.  Total Excess Spread                                                                                       1,352,964

 Monthly Servicer's Certificate
 Page 5 (all amounts in dollars except percentages)

    (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
         1. Beginning Excess Spread                                                                                   1,352,964
         2. Excess Finance Charge Collections                                                                                 0
         3. Applied to fund Class A Required Amount                                                                           0
         4. Unreimbursed Class A Investor Charge-Offs                                                                         0
         5. Applied to fund Class B Required Amount                                                                      77,698
         6. Reductions of Class B Investor Interest treated as Available Principal Collections                                0
         7. Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               100,187
         8. Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee               24,375
         9. Collateral Investor Default Amount treated as Available Principal Collections                                72,148
        10. Reductions of Collateral Interest treated as Available Principal Collections                                      0
        11. Deposit to Reserve Account (if required)                                                                          0
        12. Applied to other amounts owed to Collateral Interest Holder                                                 265,534
        13. Balance to constitute Excess Finance Charge Collections for other series                                    813,022

    13  Trust Performance
   (a)  Delinquencies
        1.  30-59 days                                                                                               10,986,065
        2.  60-89 days                                                                                                6,914,364
        3.  90 days and over                                                                                         13,891,026
        4.  Total 30+ days delinquent                                                                                31,791,455

   (b)  Base Rate
            a.  Current Monthly Period                                                                                  8.16500%
            b.  Prior Monthly Period                                                                                    8.12744%
            c.  Second Prior Monthly Period                                                                             8.10999%
   (c)  Three Month Average Base Rate                                                                                   8.13414%

   (d)  Portfolio Yield (gross portfolio yield less net defaults)
            a.  Current Monthly Period                                                                                 11.97922%
            b.  Prior Monthly Period                                                                                   12.44504%
            c.  Second Prior Monthly Period                                                                            13.32684%
   (e)  Three Month Average Portfolio Yield                                                                            12.58370%

   (f)  Excess Spread  Percentage
            a.  Current Monthly Period                                                                                  4.31423%
            b.  Prior Monthly Period                                                                                    4.81760%
            c.  Second Prior Monthly Period                                                                             5.71685%
   (g)  Three Month Average Excess Spread Percentage                                                                    4.94956%

   (h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             13.64530%

   (i)  Portfolio Adjusted Yield                                                                                        3.81423%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 11th day of August

                                          First USA Bank, N.A., as Servicer

                                          By: /s/ Tracie Klein
                                          -------------------------------------
                                          Name:   Tracie Klein
                                          Title:  First Vice President